SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2013

H. J. Heinz Company
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-3385	25-0542520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Suite 3100 Pittsburgh, Pennsylvania		15222
(Address of Principal Executive Offices)		(Zip Code)

412-456-5700
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)       On March 15, 2013, H. J. Heinz Company (“Heinz” or the “Company”) announced that that David C. Moran, who is currently Executive Vice President, President and Chief Executive Officer of Heinz Europe and Global Infant/Nutrition, has been appointed Executive Vice President, President and Chief Executive Officer of Heinz North America and Global Infant/Nutrition.  The Company further announced that David C. Woodward, who is currently Executive Vice President, President and Chief Executive Officer of Heinz North America, has been appointed Executive Vice President, President and Chief Executive Officer of Heinz Europe.  These appointments are effective as of April 1, 2013.

(e)       The Company did not enter into or materially modify any material compensatory arrangements with Mr. Woodward or Mr. Moran in connection with the appointments described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H. J. HEINZ COMPANY

By:	/s/ Theodore N. Bobby
Theodore N. Bobby
Executive Vice President, General Counsel & Corporate Secretary
Dated: March 21, 2013